Exhibit 24.1
PAYCHEX, INC.
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director of Paychex, Inc., a Delaware corporation (the “Corporation”), does hereby make, constitute and appoint Martin Mucci and John M. Morphy, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name place and stead, to sign and affix the undersigned’s name as director of the Corporation to the Registration Statements on Form S-8, and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, of securities of the Corporation, including, but not limited to, securities to be offered by the Corporation to its employees and employees of certain of its subsidiaries for issuance under the Corporation’s 2002 Stock Incentive Plan (as amended and restated), and to file the same, with all exhibits thereto and other supporting documents, with the SEC.
     IN WITNESS WHEREOF, the undersigned have executed this power of attorney as director of the Corporation on this 13th day of October 2010.

/s/ B. Thomas Golisano
B. Thomas Golisano

/s/ David J. S. Flaschen
David J. S. Flaschen

/s/ Grant M. Inman
Grant M. Inman

/s/ Pamela A. Joseph
Pamela A. Joseph

/s/ Joseph M. Tucci
Joseph M. Tucci

/s/ Joseph M. Velli
Joseph M. Velli